Exhibit 32.1
VERTICALNET, INC.
CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
I, Nathanael V. Lentz, President and Chief Executive Officer of Verticalnet, Inc., a Pennsylvania corporation (the “Company”), hereby certify to my knowledge that:
(1)	The Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NATHANAEL V. LENTZ
Nathanael V. Lentz
President and Chief Executive Officer
Date: November 19, 2007
A signed original of this written statement required by Section 906 has been provided to Verticalnet, Inc. and will be retained by Verticalnet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.